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                                                     EXHIBIT (h)(2)(M)


              ADDENDUM TO ORGANIZATIONAL AGREEMENT

          The Organizational Agreement, made the 28th day of December, 1988 among The GCG Trust (the "Trust"), Directed
Services, Inc. ("DSI"), and Golden American Life Insurance
Company ("Golden American") (the "Organizational Agreement"), as amended by the Assignment Agreement to the Organizational
Agreement dated March 20, 1991 and Addenda to the Organizational Agreement dated October 1, 1993, November 7, 1994, December 29, 1995, March 4, 1997, August 19, 1997, February 16, 1999, June 15,
1999, February 17, 2000 and of May 18, 2000 is hereby amended by the addition of the provisions set forth in this Addendum to the Organizational Agreement, which is dated as of the 16th day of November 2000.

                          WITNESSETH:

     WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, or limitations;

     WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future;

     WHEREAS, the Trust has established one new series designated as the International Equity Series; and

     WHEREAS, the Trust and Golden American desire that the International Equity Series be sold to the separate accounts of Golden American to fund benefits under variable life insurance policies and variable annuity contracts issued by Golden
American;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. The International Equity Series listed on Exhibit B to the Organizational Agreement, shall be series under the Organizational Agreement.

     2. Exhibit B to the Organizational Agreement shall be replaced with a new Exhibit B, a copy of which is attached hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date indicated above.

                                   THE GCG TRUST

                                   By:__________________________
                                   Title:__________________________

                                   DIRECTED SERVICES, INC.

                                   By:__________________________
                                   Title:__________________________

                                   GOLDEN AMERICAN
                                   LIFE INSURANCE COMPANY

                                   By:__________________________
                                   Title:__________________________


                           EXHIBIT B


     The Series of The GCG Trust, as described in the attached
Organizational Agreement, are as follows:

                  Equity Income Series (formerly, Multiple Allocation Series) Fully Managed Series
                  Limited Maturity Bond Series
                  Hard Assets Series
                  Real Estate Series
                  Liquid Asset Series
                  Capital Appreciation Series
                  Rising Dividends Series
                  Emerging Markets Series
                  Market Manager Series
                  Value Equity Series
                  Strategic Equity Series
                  Small Cap Series
                  Mid-Cap Growth Series
                  Total Return Series
                  Research Series
                  Capital Growth Series (formerly, Growth & Income Series) Growth Series (formerly, Value + Growth Series)
                  Global Fixed Income Series
                  Developing World Series
                  Capital Growth Series
                  Investors Series
                  All Cap Series
                  Large Cap Value Series
                  Managed Global Series
                  Diversified Mid-Cap Series
                  Asset Allocation Growth Series
                  Special Situations Series
                  International Equity Series